                                                                      Exhibit 12


REEBOK INTERNATIONAL LTD.
(Amounts in Thousands)

Exhibit 12 - Statement RE: Computation of Ratio of Earnings to Fixed Charges

                                                           Year Ended December 31,
                                     -------------------------------------------------------------------
                                                                                               Pro Forma
                                       1990       1991        1992       1993        1994        1994*
                                     --------   --------    --------   --------    --------    ---------
Earnings
   Pretax Income                     $ 294,835  $ 389,886   $ 257,964  $ 363,247   $ 408,472   $ 411,514

   Add:

     Interest on indebtedness           18,857     29,295      20,080     25,021      16,515      13,515
     Amortization of debt discount
       and issuance costs                   96      1,741       1,914      1,368         816         774
     Interest on letters of credit       1,503         87           4          0           0           0
     Portion of rent representative
       of the interest factor            4,297      5,393       6,764      7,876       9,625       9,625
                                       -------    -------     -------    -------     -------     -------
     Income as adjusted              $ 319,588  $ 426,402   $ 286,762  $ 397,512   $ 435,428   $ 435,428
                                       =======    =======     =======    =======     =======     =======

Fixed Charges
   Interest on indebtedness          $  18,857  $  29,295   $  20,080  $  25,021   $  16,515   $  13,515
   Amortization of debt discount
       and issuance costs                   96      1,741       1,914      1,368         816         774
   Interest on letters of credit         1,503         87           4          0           0           0
   Portion of rent representative
       of the interest factor            4,297      5,393       6,764      7,876       9,625       9,625
                                       -------    -------     -------    -------     -------    --------

   Fixed charges                     $  24,753  $  36,516   $  28,798  $  34,265   $  26,956   $  23,914
                                       =======    =======     =======    =======     =======     =======


   Ratio of earnings to fixed charges     12.9       11.7        10.0       11.6        16.2        18.2

                                                        Six Months Ended
                                                                              Pro Forma
                                     June 30, 1994        June 30, 1995     June 30, 1995*
                                     -------------        -------------     --------------
Earnings
   Pretax Income                        $ 188,382             $ 140,162        $ 141,683

   Add:

     Interest on indebtedness               9,242                12,287           10,787
     Amortization of debt discount
       issuance costs                         477                   246              225
     Interest on letters of credit              0                     0                0
     Portion of rent representative
       of the interest factor               4,812                 4,826            4,826
                                          -------               -------          -------
     Income as adjusted                 $ 202,913             $ 157,521        $ 157,521
                                          =======               =======          =======

Fixed Charges
   Interest on indebtedness             $   9,242             $  12,287        $  10,787
   Amortization of debt discount
       and issuance costs                     477                   246              225
Interest on letters of credit                   0                     0                0
   Portion of rent representative
       of the interest factor               4,812                 4,826            4,826
                                          -------               -------          -------

   Fixed charges                        $  14,531             $  17,359        $  15,838
                                          =======               =======          =======


   Ratio of earnings to fixed charges        14.0                   9.1              9.9

--------------------
  * The pro forma ratio of earnings to fixed charges for the year ended December 31, 1994 and the six months ended June 30, 1995 assumes that the net proceeds from the sale of the Debentures are used to redeem the 9 3/4% Debentures and that the sale of the Debentures offered hereby occurred on January 1, 1994 and January 1, 1995, respectively. The ratio has been computed using an interest rate on the Debentures of 6 3/4%.